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                                                                   Exhibit 10.16

                              CONSULTING AGREEMENT

     THIS AGREEMENT is made between GEPHARDT AND ASSOCIATES LLC (the "Consultant"), a limited liability company existing under the laws of the state of Delaware, and MID-WESTERN AIRCRAFT SYSTEMS, INC. (the "Company"), a corporation existing under the laws of the State of Delaware, on February 25, 2005.

     WHEREAS the Company intends to purchase the Boeing commercial aero-structure manufacturing operations that are located in Wichita, Kansas, Tulsa, Oklahoma and McAlester, Oklahoma (the "Business") pursuant to an agreement of purchase and sale made between the Company and The Boeing Company and dated February 22, 2005 (such agreement, the "Purchase Agreement" and the purchase and sale of the Business as contemplated thereby, the "Transaction");

     AND WHEREAS the Company wishes to engage the Consultant to provide: (a) certain consulting services in respect of the negotiations to be conducted between the Company and the principal unions representing the employees of the Business prior to and as a condition of the closing of the Transaction, including (i) providing strategic advice to the Company in the development of its proposals to, and the conduct of negotiations with, such unions, (ii) assisting the Company in identifying and establishing a dialogue with key union representatives, (iii) participating in such negotiations as reasonably requested by the Company consistent with the strategic role contemplated for the Consultant and (iv) assisting the Company in its dealings with relevant governmental and regulatory agencies and bodies (the services described in this paragraph (a), the "Transaction Services"); and (b) in the circumstances contemplated by paragraph 2(d) below, providing such consulting services to affiliates of the Company (including Onex Corporation, Onex Partners GP LP and their respective subsidiaries) in respect of their respective businesses and affairs as may reasonably be requested having regard to the nature of those businesses and the skills, experience and expertise of the Consultant and, specifically, of Mr. Richard A. Gephardt ("Gephardt"), being a director, officer, employee, owner or independent contractor thereof (the services described in this paragraph (b), the "Other Services" and together with the Transaction Services, the "Services");

     AND WHEREAS the Consultant wishes to provide the Services on the terms contemplated hereby;

     NOW THEREFORE for the consideration provided for herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledges, the Company and the Consultant covenant and agree as follows:

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1.   TERM. The term of this Agreement (the "Term") shall be the period commencing on the date hereof and, subject to paragraph 2(c) below, ending on the date that is:

     (a) if the Transaction has closed within six months following the date hereof, the date of such closing; and

     (b)  in any other circumstances, twelve months after the date hereof.

2. PROVISION OF SERVICES. During the Term, the Consultant will provide the Services in accordance with the reasonable requests of the Company (or, in the circumstances contemplated by paragraph (d) below, of Onex Corporation or Onex Partners GP LP) and without limiting the generality of the foregoing, it is hereby acknowledged and agreed that:

     (a) the Consultant shall use its reasonable efforts to cause Gephardt to be available to the Company by telephone and e-mail during normal business hours and as otherwise reasonably requested by the Company in connection with the provision of the Services;

     (b) the Consultant may be asked to make Gephardt available to travel to Wichita, Kansas or elsewhere as reasonably requested by the Company in connection with the provision of the Transaction Services, and shall cause Gephardt to use his reasonable efforts to accommodate such requests;

     (c) the Consultant may be requested, but shall not be obliged, to provide Transaction Services following the date that is six months after the date hereof. In those circumstances, the Term shall be extended for the period during which the Consultant, in its sole discretion, may agree to continue to provide such Transaction Services and the additional compensation, if any, payable to the Consultant in connection therewith shall be as negotiated by the Consultant and the Company in good faith; and

     (d) if the Transaction is not completed for any reason within six months following the date hereof (as such period may be extended as contemplated by paragraph (c) above), the Consultant shall only be obliged to provide the Other Services, which Other Services shall be provided in accordance with the reasonable requests of Onex Corporation or Onex Partners GP LP.

     The Consultant: (i) acknowledges that the Company has agreed to engage the Consultant hereunder based exclusively upon, and solely as a result of, the skills, experience and expertise of Gephardt and (ii) agrees that the Services shall be rendered by Gephardt, acting in his capacity as a director, officer, employee, owner or independent contractor of the Consultant, and that the Consultant shall not be entitled to substitute the services of an individual other than Gephardt to provide the Services without the prior written consent of the Company, which the Company may withhold in its sole and absolute discretion.

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3.   FEE FOR SERVICES. The Company shall pay to the Consultant for the provision of the Services a consulting fee (the "Fee") as follows:

     (a) not later than the second business day following the date hereof, the Company shall pay to the Consultant the sum of US$550,000 by check or wire transfer to an account designated by the Consultant in writing on or before the date hereof;

     (b) not later than the second business day following the date, if any, during the Term that the Transaction is completed, the Company shall pay to the Consultant the sum of US$600,000 by check or wire transfer to an account designated by the Consultant in writing not later than two business days prior to such date of payment;

     (c) not later than the tenth day following the day during the Term on which the Transaction closes, the Company shall issue to the Consultant, for no additional consideration, options (the "Options") to acquire such number of shares of the Company (the "Shares") as have a value based upon the price at which the Company actually acquires the Business, including all transaction expenses, equal to US$550,000. Notwithstanding the foregoing, it is acknowledged and agreed that the Options shall not be issuable to the Consultant and he shall have no right or entitlement in respect thereof if the Transaction is completed during the Term, Gephardt is invited to become a member of the board of directors of the Company upon or following such closing and he fails to accept such appointment. Each Option issued pursuant hereto: (i) shall be exercisable at any time prior to expiry to acquire one Share; (ii) shall be exercisable by payment of a cash exercise price equal to US$550,000 divided by the aggregate number of Options so issued; (iii) shall vest immediately upon issuance; and
          (iv) shall expire ten years following the date of issuance.

4. EXPENSES. The Company shall reimburse the Consultant for its reasonable out-of-pocket expenses actually incurred in the provision of the Services, including all travel costs of Gephardt.

5. DIRECTORS' COMPENSATION. The Company acknowledges and agrees that in addition and without regard to the compensation and entitlements of the Consultant hereunder, Gephardt shall be entitled to all such cash and non-cash compensation and benefits as are made available to other outside directors of the Company in the event that Gephardt is elected or appointed as a member of the Company's board.

6.   POWER OF ATTORNEY, STOCKHOLDERS' AGREEMENT, ETC. The Consultant hereby:

     (a) agrees that its right to receive the Options as described in paragraph 3(c) above is subject to the timely execution and delivery by the Consultant of all such documents, certificates and other instruments as the Company may reasonably request in order to ensure that the issuance of the Options and

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          of the Shares issuable on the exercise thereof is made is full compliance with all applicable laws;

     (b) acknowledges that not later than the time at which the Options and/or the Shares are issued, it may be required to enter into a securityholders agreement, voting trust and/or other similar agreement (in any such case, the "Securityholders' Agreement") with the other securityholders of the Company dealing with, among other things:

          (i) the transfer of securities of the Company or any interest therein;

          (ii) drag-along rights, tag-along rights, rights of first offer and/or rights of first refusal relating to the securities of the Company and other liquidity events;

          (iii) governance, including the composition of the board of directors of the Company; and/or

          (iv) board approval and/or securityholder approval requirements,

          and pursuant to which the Consultant will irrevocably appoint the Company and/or one or more of its affiliates and/or one or more of its or their respective directors, officers or employees as its attorney and agent, with full power of substitution, to, among other things:

               (A) vote as proxy all of the securities of the Company standing in the name of the Consultant at any meeting of securityholders or members of the Company or to provide written consent on behalf of the securityholders of the Company, with discretionary authority with respect to such matters as may properly come before any such meeting, any adjournment thereof or any request for written consent; and

               (B) to execute and deliver on behalf of the Consultant any and all agreements, certificates, receipts, instruments or other documentation, to do any and all acts, and to give and receive any and all notices, requests or other communications, in its capacity as a securityholder of the Company (other than a notice of exercise of Options); and

     (c) provided that all other holders of securities of the Company also enter into the Securityholders' Agreement (or an agreement with the Company and/or the other securityholders thereof having substantially identical terms and conditions) prior to or contemporaneously with the entering into of the Securityholders' Agreement by the Consultant (whether personally or through its attorney appointed hereunder), the Consultant hereby irrevocably appoints each of Onex Partners Advisor GP Inc., Onex Partners Manager GP Inc., Seth M. Mersky and Nigel S. Wright as its

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          attorney and agent, with full power of substitution, to execute and deliver on behalf of the Consultant the Securityholders' Agreement and all agreements, certificates, receipts, instruments or other documentation arising thereunder or relating thereto.

7.   CONFIDENTIALITY. The Consultant hereby:

     (a) acknowledges that both at the date hereof and subsequently, it and Gephardt may have access to and be entrusted with confidential or non-public data or information of or concerning the Business, the Company and/or one or more of its affiliates, including, without limitation, Onex Corporation and Onex Partners LP (collectively, the "Onex Group"), including information relating to their respective businesses, operations, affairs, assets, liabilities, condition (financial or otherwise), business plans and prospects (including, without limitation, in respect of human resources matters), the disclosure of which would be highly detrimental to the interests of the Onex Group or one or more of the members thereof;

     (b) acknowledges that applicable securities laws may prohibit the disclosure of confidential or non-public information of or concerning any member of the Onex Group that is a reporting issuer or public company, including Onex Corporation; and

     (c) accordingly, agrees that neither it nor Gephardt shall at any time, whether during the Term or thereafter, (i) disclose any confidential or non-public information of or concerning any member of the Onex Group to any person or entity except with the prior written consent or at the written direction of the Company or as required by law or (ii) use any such information for its or his own benefit or for any purpose detrimental to the interests of the Onex Group or of any member thereof.

8. NATURE OF RELATIONSHIP. The Consultant will at all times be deemed to be performing as an independent contractor and neither it nor Gephardt shall be deemed to be an agent, representative or employee of the Company or any of its affiliates. This Agreement shall not be deemed to create any partnership, joint venture, co-venture, agency or employer-employee relationship between the Company or any of its affiliates and the Consultant or Gephardt. Neither the Company nor any of its affiliates will have any liability to withhold, collect, remit or pay any income taxes, other taxes, levies, premiums, deductions, payments, charges or withholding relating in any way to the performance of the Services by the Consultant or Gephardt and/or the payment of the Fee.

9. NOTICES. Any notice or other communication required or permitted to be delivered to any party shall be in writing and shall be deemed properly delivered, given and received upon receipt when delivered by hand (including commercial courier), by fax or by e-mail, provided that in each case the notice or other communication is sent to the particulars set forth beneath the name of such party below (or to such

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     other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

     (a)  if to the Company or any of its affiliates, to:

               c/o Onex Partners Advisor GP Inc.
               161 Bay Street, 49th Floor
               Toronto, ON M5J 2S1
               Canada

               Attention: Seth M. Mersky and Nigel S. Wright

               Fax No: 416-362-5765
               E-Mail: smersky@onex.com and nwright@onex.com

     (b)  if to the Consultant to:

               Richard A. Gephardt
               822 Capita Square Place SW
               Washington, DC 20024

               Fax No: 202-554-5454
               E-Mail: dEMLDR@AOL.COM

10. PUBLIC ANNOUNCEMENT. The Company shall be permitted to publicly announce, by press release or otherwise, the fact that Gephardt has been engaged to provide the Services and, in the event that Gephardt is appointed to the board of directors of the Company as contemplated by paragraph 3(c) hereof, the fact of such appointment; provided, however, that the Company shall use its reasonable best efforts to provide Gephardt with the reasonable opportunity to review and comment upon the text of any such public announcement prior to its release.

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11.  GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                                        MID-WESTERN AIRCRAFT SYSTEMS, INC.


                                        by: /s/ Nigel Wright
                                            ------------------------------------


                                        by: /s/ Seth Mersky
                                            ------------------------------------


                                        GEPHARDT AND ASSOCIATES LLC


                                        by: /s/ Richard A. Gephardt
                                            ------------------------------------


                                        by: /s/ Gephardt and Associates, LLC
                                            ------------------------------------